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                                                                  EXHIBIT 10(jj)


                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                -----------------------------------------------

  THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the _____ day of December, 1996, by and between MAGELLAN BAKE PARKWAY LIMITED PARTNERSHIP, an Arizona limited partnership (hereinafter referred to as "Seller"), and WELLS PARTNERS, L.P., a Georgia limited partnership (hereinafter referred to as "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

  WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

  NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

        1. Purchase and Sale of Property. Subject to and in accordance with the
           -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

        (a) all that tract or parcel of land located in Irvine, Orange County, California containing approximately 4.407 acres, and being more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (herein referred to as the "Land"); and

        (b) all of Seller's rights, privileges, and easements appurtenant to the Land, and all of Seller's water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

        (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain two story office building
     containing approximately   63,500 rentable square feet of space, the
     parking areas containing approximately 404 parking spaces and other amenities constructed on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, elevators, electrical and other fixtures located on or to be located on the Land (all of which are herein collectively referred to as the "Improvements"); and
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        (d) all personal property located on or to be located on or in, or used in connection with, the Land and Improvements, (all of which are herein collectively referred to as the "Personal Property"); and

        (e) all of Seller's right, title, and interest, as landlord or lessor, in and to the Lease (as hereinafter defined); and

        (f) all of Seller's right, title, and interest, if any, in and to the plans and specifications with respect to the Improvements and any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements, including the name of the Improvements and the logo therefor, if any.


        2. Earnest Money. Within two (2) business days after the Effective Date,
           -------------
Purchaser shall deliver to First American Title Insurance Company ("Escrow Agent"), whose offices are at 114 East Fifth Street, Santa Ana, California 92702, Purchaser's check, payable to Escrow Agent, in the amount of $100,000 (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent pursuant to this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Earnest Money shall belong to Purchaser and shall be disbursed to Purchaser at any time and from time to time as Purchaser shall direct Escrow Agent, all as provided in the Escrow Agreement. In no event shall any such interest or other income be deemed a part of the Earnest Money.

        3. Purchase Price. Subject to adjustment and credits as otherwise
           --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be Seven Million, one Hundred Ninety Three Thousand Dollars ($7,193,000.00). The Purchase Price shall be deposited by Purchaser with Escrow Agent one (1) day prior to the Closing (as hereinafter defined) by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

        4. Purchaser's Inspection and Review Rights. Commencing on the Effective
           ----------------------------------------
Date and ending on the Closing Date, and subject to the rights of the Tenant (as hereinafter defined), Purchaser and its agents, engineers, or representatives, with Seller's

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reasonable, good faith cooperation, shall have the privilege of going upon the
Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make tests, borings, and other tests to obtain information necessary to determine surface and subsurface conditions, provided, however, that no borings shall be made without the advance written consent of Seller, which consent shall not be unreasonably withheld. Seller in its sole and absolute but reasonable discretion, shall have the right to approve all consultants conducting any tests as well as the scope of any invasive testing on the Property prior to the Purchaser conducting such testing. Such privilege shall also include the right to make any other tests deemed reasonably necessary by Purchaser. Purchaser hereby agrees to indemnify and hold Seller harmless from any liens, claims, liabilities, expenses and damages, including, without limitation, reasonable attorney's fees, incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. At all reasonable times prior to the Closing (as hereinafter defined), Seller shall make available to Purchaser, or Purchaser's agents and representatives, and for copying at Purchaser's expense, all books, records, and files in Seller's possession relating to the ownership and operation of the Property, including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property. Seller further agrees to in good faith assist and cooperate with Purchaser, at no cost to Seller, in coming to a thorough understanding of the books, records, and files relating to the Property. Seller further agrees to provide copies of any of such books, records, and files as may be reasonably requested by Purchaser, with the copying costs to be borne by Purchaser. Seller further agrees to provide to Purchaser prior to the date which is five (5) business days after the Effective Date those items listed on Exhibit "B" hereto which are in the possession of Seller or which Seller can obtain with a reasonable effort and which have not been previously delivered to Purchaser. Purchaser acknowledges that Seller has provided to Purchaser prior to the Effective Date, a statement setting forth all revenues from the Property and setting forth all costs and expenses of operating, maintaining, and repairing the Property (and the costs of replacing component parts thereof) incurred by Seller, in each case during the period of its ownership. The provisions of this paragraph 4 shall survive the Closing or any termination of this Agreement. Purchaser represents and covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to the following, unless Seller actually knew that any document was inaccurate, misleading or failed to provide material information:

        (a) The content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof.

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        (b) The content or accuracy of any information released to Purchaser by an engineer or planner in connection with the development of the Property.

        (c) The availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property.

        (d) The availability or capacity of sewer, water or other utility connections to the Property.

        (e) Any of the items delivered to Purchaser pursuant to Purchaser's review of the condition of the Property.

        (f) The content or accuracy of any other development or construction cost, projection, financial or marketing analysis or other information given to Purchaser by Seller or reviewed by Purchaser with respect to the Property.

        5. Special Condition to Closing. Subject to the limitations set forth in
           ----------------------------
paragraph 4 above, Purchaser shall have until Closing (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event this Agreement is so terminated, Seller shall be entitled to receive the sum of One Hundred Dollars ($100) of the Earnest Money, and the balance of the Earnest Money shall be promptly refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, Purchaser shall have no further right to purchase the Property and no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $100 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

        6. General Conditions Precedent to Purchaser's Obligations Regarding the
           ---------------------------------------------------------------------
Closing. In addition to any other conditions to Purchaser's obligations
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hereunder, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (as hereinafter defined), any of which may be waived by written notice from Purchaser to Seller:

        (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement.

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        (b) All representations and warranties of Seller as set forth in this
     Agreement shall be true and correct in all material respects as of the date of Closing.

        (c) There shall have been no material adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) shall have issued the Title Report (as hereinafter defined) on the Land and Improvements without exceptions other than as have been approved by Purchaser as Permitted Exceptions (as hereinafter defined) and the Title Company shall be prepared to issue to Purchaser upon the Closing an ALTA Owner's Title Insurance Policy on the Land and Improvements pursuant to such Title Report.

        (d) Purchaser shall have received the Tenant Estoppel Certificate referred to in Paragraph 9(c) hereof, duly executed by the Tenant (as hereinafter defined).

        (e) Purchaser shall have received a date-down on the Title Report through the date and time of recording the Grant Deed from Seller to Purchaser, to reflect that Purchaser is vested with the fee simple title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied.

        (f) At no cost to Seller, Seller shall use reasonable efforts to cause the entity which issued the environmental site assessment report to Seller to address its report to Purchaser in such a way that Purchaser shall be entitled to rely on same.

        (g) Purchaser's obligations and liabilities hereunder shall be conditioned upon Purchaser receiving, at Purchaser's sole cost and expense, prior to the Closing, an appraisal of the Land and Improvements (as encumbered by the Lease) from a competent independent appraiser selected by Purchaser which shall state that the Land and Improvements have a value equal to or exceeding the Purchase Price. If the appraisal received by the Purchaser shall reflect a value of the Land and Improvements which is less than the Purchase Price, Purchaser shall have the right to terminate this Agreement prior to the Closing by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Seller shall be entitled to receive $100 of the Earnest Money from Escrow Agent, and Purchaser shall be entitled to a return of the balance of the Earnest Money, if any, from Escrow Agent, Purchaser shall have no further right to acquire the Property, and no party hereto shall have any other or future rights or obligations under this Agreement, except as expressly provided to the contrary herein.

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        7. Title and Survey. Seller covenants and agrees that Seller, at its
           ----------------
sole cost and expense, shall, on or before seven (7) days after the Effective Date of this Agreement cause First American Title Insurance Company, or such other such title insurance company acceptable to Purchaser (herein referred to as the "Title Company"), to deliver to Purchaser its Preliminary Title Report (herein referred to as the "Title Report") to issue to Purchaser, upon the recording of the Grant Deed conveying title to the Property from Seller to Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an ALTA Owner's Policy of Title Insurance with endorsements covering survey and zoning, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Property to be in Purchaser without exception (including any general exception) except for matters approved by Purchaser (herein referred to as the ("Permitted Exceptions"). The Title Policy to be issued shall not contain any exception for mechanic's or materialman's liens or any exception for unpaid taxes other than an exception for taxes not yet due and payable. Such Title Policy shall not contain any exception for rights of parties in possession other than an exception for the rights of the Tenant (as hereinafter defined) under the Lease. If the Title Report shall contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, the Title Report shall provide that such exception will be deleted upon the presentation of an "as-built" survey, in which case the Title Report shall be amended to contain an exception only for the matters shown on the as-built survey which Seller shall obtain at its sole cost and expense for the benefit of Purchaser. Seller shall also cause to be delivered to Purchaser together with such Title Report, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Report and the copies of the documents and instruments referred to therein, shall then have until Closing during which to examine the same, after which Purchaser shall notify Seller of any defects or objections affecting the marketability of the title to the Property other than the Permitted Exceptions. Seller shall then have until the Closing to cure such defects and objections and shall, in good faith, exercise reasonable diligence to cure such defects and objections. If Seller fails to satisfy such defects or objections by the date of Closing, then, at the option of Purchaser: (i) if any such defects or objections arose by, through, or under Seller or if any such defects or objections consist of taxes, mortgages, deeds of trust, deeds to secure debt, mechanic's or materialman's liens (not exceeding $20,000), or other such monetary encumbrances, Purchaser shall have the right to cure such defects or objections, in which event the Purchase Price shall be reduced by an amount equal to the costs and expenses incurred by Purchaser in connection with the curing of such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this

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Agreement; or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, Purchaser shall have no further right to purchase the Property and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (iii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions" above. Except as expressly provided to the contrary herein, Seller makes no warranty of any kind with respect to the title of the Property and Purchaser agrees to look solely to the remedies afforded by Purchaser's title insurance policy with regard to the condition of title.

        8.  Representations and Warranties of Seller. Seller hereby makes the
            ----------------------------------------
following representations and warranties to Purchaser:


        (a) Lease. Seller has delivered to Purchaser a true and accurate copy of
            -----
     the only lease in effect relating to the Property, together with all modifications and amendments to such lease, the cover page of which is attached as Exhibit "A" (such lease, as modified and amended, being herein referred to as the "Lease"). Seller is the "landlord" under the Lease and the rents and other income thereunder, subject only to the collateral assignment of the Lease and the rents thereunder in favor of the holder of any existing mortgage or deed of trust encumbering the Property, which mortgage or deed of trust shall be canceled and satisfied by Seller at the Closing. Matsushita Avionics Systems Corporation is the tenant ("Tenant") under the Lease.

        (b) Lease - Assignment. To Seller's knowledge, the Tenant has not
            ------------------
     assigned its interest in the Lease or sublet any portion of its premises under the Lease.

        (c) Lease - Default. (i) Seller has not received any notice of
            ---------------
     termination or default under the Lease, (ii) to the Seller's knowledge there are no existing or uncured defaults by Seller or by the Tenant under the Lease, (iii) to the Seller's knowledge there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by the Tenant, and Seller has complied with each and every undertaking, covenant, and obligation of landlord under the Lease, and (iv) Seller has not received notice that Tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges under the Lease.


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        (d) Lease - Rents and Special Consideration. Tenant: (i) has not prepaid
            ---------------------------------------
     rent for more than one month in advance under the Lease, (ii) is not entitled to receive any rent concession in connection with its tenancy under the Lease which has not already been received except as expressly provided therein, (iii) is not entitled to any special work (not yet performed), or consideration (not yet given) in connection with its tenancy under the Lease; and (iv) does not have any deed, option, or other evidence of any right or interest in or to the Property, except as evidenced by the express terms of the Lease.

        (e) Lease - Commissions. No rental, lease, or other commissions with
            -------------------
     respect to the Lease is payable to Seller, any partner of Seller, any party affiliated with or related to Seller or third party. All commissions payable under, relating to, or as a result of the Lease has been cashed-out and paid and satisfied in full by Seller or by Seller's predecessor in title to the Property.

        (f) Service Contracts. There are no service contracts with Seller (as
            -----------------
     opposed to Tenant) which are in effect and which relate to the operation, management, or maintenance the Property which will continue in effect after Closing. Seller has canceled or will cancel, effective as of the Closing, any agreement in the nature of a management agreement or service contract between Seller and any partner or shareholder of Seller or any party affiliated with or related to Seller or any partner or shareholder of Seller.

        (g) No Other Agreements. Other than the Lease and the Permitted
            -------------------
     Exceptions, Seller has not entered into any leases, service contracts, management agreements, or other agreements or instruments, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property and which will extend beyond the Closing.

        (h) No Litigation. To Seller's knowledge, there are no actions, suits,
            -------------
     or proceedings pending, or, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller have any knowledge of any basis for such action. Seller has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

        (I) Condemnation. To Seller's knowledge no condemnation or other taking
            ------------
     by eminent domain of the Property or any portion thereof has been instituted and, there are no pending or threatened condemnation or eminent

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     domain proceedings (or proceedings in the nature or in lieu thereof)
     affecting the Property or any portion thereof or its use.

        (j) Proceedings Affecting Access. The Property is served by a curb cut
            ----------------------------
     for direct vehicular access to and from Bake Parkway, adjoining the Property, which is a public road. To Seller's knowledge, there are no pending or threatened proceedings that could have the effect of impairing or restricting access between the Property and such adjacent public road.

        (k) No Assessments. To Seller's knowledge, no assessments have been made
            --------------
     against the Property that are unpaid, whether or not they have become liens, and there are no pending assessments, except as shown on the Title Report.

        (l) Violations. Seller has not received written notice of any violations
            ----------
     of law, municipal or county ordinances, or other legal requirements with respect to the Property that remain uncured, nor any notice that Improvements thereon do not comply with any legal requirements with respect to the use, occupancy and construction thereof. To Seller's knowledge, the Property is currently zoned in a classification such as will permit the operation of the Property for the uses specified in the Lease and the conditions, if any, to the granting of the zoning of the Property have been satisfied. To Seller's knowledge, the Improvements located on the Property are not located in a flood plain.

        (m) Improvements. Except as disclosed to Purchaser in any due diligence
            ------------
     materials supplied to Purchaser pursuant to this Agreement and except for the variable air volume valves in the HVAC system, to Seller's knowledge, there are no structural or other defects, latent or otherwise, in the Improvements, the heating, ventilating, air conditioning, electrical, plumbing, water, roofing, elevators (if any), storm drainage and sanitary sewer systems at or servicing the Land and Improvements are in good condition and working order and there are no defects or deficiencies, latent or otherwise, therein.

        (n) Employees. There are no employment, collective bargaining, or
            ---------
     similar agreements or arrangements between Seller and any of its employees or others which will be binding on Purchaser or any of Purchaser's successors in title.

        (o) Bankruptcy. Seller is solvent and has not made a general assignment
            ----------
     for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or to Seller's knowledge against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

        (p) Pre-existing Right to Acquire. No person or entity has any right or
            -----------------------------
     option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser, except as set forth in the Lease, provided, however, Purchaser has been informed of letter of intent between Seller and The Oxford Real Estate Investment Trust which has by its terms expired.

        (q) Effect of Certification. Neither this Agreement nor the transactions
            -----------------------
     contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Leases, the Service Contracts, or the Permitted Exceptions.

        (r) Authorization. Seller is a duly organized and validly existing
            -------------
     limited partnership under the laws of the State of Arizona and has duly registered in any jurisdiction where it is required to do so. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

        (s) Seller Not a Foreign Person. Neither Seller nor the owner of
            ---------------------------
     beneficial title to the Property is a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

        (t) Utilities. To Sellers knowledge all utilities necessary for the use
            ---------
     of the Property as an office building of the size and nature situated thereon, including water, sanitary sewer, storm sewer, electricity, and telephone, are installed and operational, and such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property. All installation and connection charges for utilities serving the Property have been paid in full.

        (u) Tax Returns. All property tax returns required to be filed by Seller
            -----------
     relating to the Property under any law, ordinance rule, regulation, order, or requirement of any governmental authority have been, or will be, as the case may be, truthfully, correctly, and timely filed.

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing, which disclosures shall thereafter be updated by Seller to the date of Closing. If there is any change in any representations or warranties and Seller does not cure or correct such changes prior to Closing, then Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, or as its sole and exclusive remedy (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, Purchaser shall have no further right to purchase the Property and thereafter the parties hereto shall have no further rights or obligations hereunder, except only for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement. As set forth in this Agreement, "to Seller's knowledge" shall mean the actual, current knowledge of Gary Cunningham or any officer or employee of Seller with respect to the Property, without undertaking any independent investigation with respect to the matters represented. The foregoing representatives and warranties shall survive the Closing for a period of one (1) year and shall thereafter be of no further force and effect. Except as expressly provided herein, Purchaser is acquiring the Property "AS IS" without any representation or warranty of Seller, express, implied or statutory, as to the nature or condition of or title to the Property or its fitness for Purchaser's intended use of same. Purchaser is, or as of the Closing Date will have conducted, its own, independent inspection, investigation and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, an analysis of any and all matters concerning the condition of the Property and its suitability for Purchaser's intended purposes, and a review of all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property.

        9. Seller's Additional Covenants. Seller does hereby further covenant
           -----------------------------
and agree as follows:

        (a) Operation of Property. Seller hereby covenants that, from the date
            ---------------------
     of this Agreement up to and including
     the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Lease or enter into any new lease, contract, or other agreement respecting the Property, without the consent of Purchaser, which consent shall not be withheld or delayed and (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property.

        (b) Preservation of Lease. Seller shall, from and after the date of this
            ---------------------
     Agreement to the date of Closing, use its best efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenant under the Lease to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Lease and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Lease.

         (c) Tenant Estoppel Certificate. Prior to Closing, Seller shall obtain
             ---------------------------
     and deliver to Purchaser a fully completed estoppel certificate with respect to the Lease (herein referred to as the "Tenant Estoppel Certificate") duly executed by the Tenant thereunder in the form attached hereto as Exhibit " D ". The Tenant Estoppel Certificate shall be executed
                        ---
     as of a date not more than twenty (20) days prior to Closing.

        (d) Insurance. From and after the date of this Agreement to the date and
            ---------
     time of Closing, Seller shall, at its expense, continue to maintain the insurance policies covering the Property which are currently in force and effect.

        (e) Securities Act Compliance. Seller acknowledges that Purchaser may be
            -------------------------
     required by the Securities and Exchange Commission to file audited financial statements for one to three years with regard to the Property. At no cost or liability to Seller, Seller shall (i) cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with access to Seller's books and records with respect to the ownership, management, maintenance, and operation of the Property for the applicable period, and permit them to copy the same,(ii) execute a form of "rep" letter in form and substance reasonably satisfactory to Seller, and (iii) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. Purchaser will pay the costs associated with any such audit. The terms of this paragraph shall survive Closing.

        10. Closing. Provided that all of the conditions set forth in this
            -------
Agreement are theretofore satisfied or performed in all material respects, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before January 9, 1997, and at such specific time, and date as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing at the office of the Title Company.

        11.  Seller's Closing Documents.  For and in consideration of, and as a
             --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required):

        (a) Grant Deed. A Grant Deed ("Grant Deed") in the form attached hereto
            ----------
     as Exhibit "E" conveying to Purchaser fee simple title to the Land and
                 -
     Improvements, together with all rights, members, easements, and appurtenances thereto, subject only to the Permitted Exceptions. The legal description set forth in the Grant Deed shall be as set forth on Exhibit "A" attached hereto. In the event Purchaser shall obtain a new or updated survey of the Land and Improvements and the legal description set forth in Purchaser's survey shall differ from the legal description set forth on Exhibit "A" hereto, Seller shall execute and deliver to Purchaser a quitclaim deed containing a legal description based upon such survey obtained by Purchaser;

        (b) Bill of Sale. A Bill of Sale conveying to Purchaser marketable title
            ------------
     to the Personal Property in the form attached hereto as Exhibit " F ";
                                                                      ---

        (c) Blanket Transfer. A Blanket Transfer and Assignment in the form
            ----------------
     attached hereto as Exhibit " G ";
                                 ---

        (d) Assignment and Assumption of Lease. An Assignment and Assumption of
            ----------------------------------
     Lease in the form attached hereto as Exhibit " H " assigning to Purchaser
                                                   ---
     all of Seller's right, title, and interest in and to the Lease and the rents thereunder;

        (e) ALTA Affidavit. A customary ALTA affidavit in the form required by
            --------------
     the Title Company;

        (f) FIRPTA Certificate.  A FIRPTA Certificate;
            ------------------

        (g) Surveys and Plans. Such surveys, site plans, plans and
            -----------------
     specifications, and other matters relating to the Property as are described in subparagraph (a) of the Blanket Transfer and Assignment and are in the possession of Seller or Seller's agents;

        (h) Certificates of Occupancy. To the extent in Seller's possession, the
            -------------------------
     original certificates of occupancy for all space within the Improvements;

        (i) Lease. An original executed counterpart or certified copy of the
            -----
     Lease and all amendments to and modifications thereof;

        (j) Estoppel Certificate. The estoppel certificate referred to in
            --------------------
     Paragraph 9(c) hereof;

        (k) Keys and Records. All of the keys to any doors or locks on the
            ----------------
     Property and the original tenant files and other books and records relating to the Property in Seller's possession;

        (l) Tenant Notice. Notice from Seller to the Tenant of the sale of the
            -------------
     Property to Purchaser in such form as Purchaser shall reasonably approve; and,

        (m) Settlement Statement. A settlement statement setting forth the
            --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.


        12. Purchaser's Closing Documents. Purchaser shall deliver the balance
            -----------------------------
of the Purchase Price and shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

        (a) Blanket Transfer.  The Blanket Transfer and Assignment;
            ----------------

        (b) Assignment and Assumption of Lease. The Assignment and Assumption of
            ----------------------------------
     Lease; and

        (c) Settlement Statement. A settlement statement setting forth the
            --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.

        13.   Closing Costs.  Seller shall pay the cost of the Title Report, the
              -------------
portion of the premium for the ALTA Owner's Policy of Title Insurance issued pursuant thereto, the cost of the as-built survey, the cost of any recording fees, grantor, documentary or transfer tax imposed by the State of California, Orange County and local transfer taxes, if any, upon the conveyance of the Property pursuant hereto, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay for that portion of the premium for the ALTA Owner's Policy of Title Insurance attributed to any
coverage in excess of the  CLTA   coverage,  the cost of any title insurance
endorsements, its attorneys' fees and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. The parties shall each pay one-half of any escrow fees.

        14.  Prorations.  The following items shall be prorated and/or credited
             ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

        (a) Rent. Rent, additional rents, operating costs, and other income of
            ----
     the Property (other than security deposits) collected by Seller from Tenant for the month of Closing. Seller shall pay to Purchaser at Closing any rents or other sums prepaid by Tenant for any period following the month of Closing. The parties shall adjust after Closing for any uncollected rent or other income under the Lease that shall become due and payable upon final reconciliation of any pass-through items under the Lease. Seller further reserves the right to collect (without any right to pursue the right of possession against the Tenant under the Lease) any delinquent rents or other sums payable under the Lease as of the Closing.

        (b) Property Taxes. Except for such taxes which are the responsibility
            --------------
     of Tenant and for which Seller has not received payment, City, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment or refund for the Property required to be paid or refunded with respect to the year of

     Closing shall be prorated between Purchaser and Seller and any such additional tax payment or refund for the Property for any year prior to the year of Closing shall be paid by or to Seller, as the case may be. This agreement shall expressly survive the Closing.

        (c) Utility Charges. Except for utilities which are the responsibility
            ---------------
     of Tenant and for which Seller has not received payment, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

        15. PURCHASER'S DEFAULT. IN THE EVENT OF DEFAULT BY PURCHASER UNDER THE
            -------------------
TERMS OF THIS AGREEMENT, SELLER'S SOLE AND EXCLUSIVE REMEDY SHALL BE TO RECEIVE THE EARNEST MONEY AS LIQUIDATED DAMAGES AND THEREAFTER THE PARTIES HERETO SHALL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER WHATSOEVER. IT IS HEREBY AGREED THAT SELLER'S DAMAGES WILL BE DIFFICULT TO ASCERTAIN AND THAT THE EARNEST MONEY CONSTITUTES A REASONABLE LIQUIDATION THEREOF AND IS INTENDED NOT AS A PENALTY, BUT AS FULLY LIQUIDATED DAMAGES. SELLER AGREES THAT IN THE EVENT OF DEFAULT BY PURCHASER, IT SHALL NOT INITIATE ANY PROCEEDING TO RECOVER DAMAGES FROM PURCHASER, BUT SHALL LIMIT ITS RECOVERY TO THE RETENTION OF THE EARNEST MONEY.


                           _________________________
                               Seller's Initials

                           _________________________
                              Purchaser's Initials

        16. Seller's Default. In the event of default by Seller under the terms
            ----------------
of this Agreement, except as otherwise specifically set forth herein, at Purchaser's option: (i) Purchaser may terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and the parties hereto shall have no further rights or obligations hereunder whatsoever, or (ii) Purchaser shall be entitled to an immediate refund of the Earnest Money and to pursue the remedy of specific performance as its sole and exclusive remedies.

        17. Condemnation. If, prior to the Closing, all or any part of the
            ------------
Property valued at more than $100,000 is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and except as otherwise provided herein, the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith or the portion of the Property in question is valued at less than $100,000, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

        18. Damage or Destruction. If any of the Improvements shall be destroyed
            ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds One Hundred Thousand Dollars ($100,000) or if the Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within ten (10) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $100,000 and the Lease remains in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration) and Seller shall pay to Purchaser the amount of any deductible thereunder. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

        19. Hazardous Substances. Seller has not received any notice (a) of any
            --------------------
"hazardous substances" (as defined in Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. as
                                                                ------
amended) at the Property; (b) that there has been any release or threat of release of any such hazardous substance; (c) that the Property is subject to regulation by any governmental entity as result of the presence of (A) stored, leaked or spilled petroleum products,(B) underground storage tanks, (C) an accumulation of rubbish, debris or other solid waste, or because of the presence, release, threat of release, discharge, storage, treatment, generation or disposal of any "hazardous waste" (as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended), or "toxic
                                         ------
substance" (as defined in the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., as amended), including without limitation asbestos and items or
     ------
equipment containing polychlorinated biphenyls ( PCBs ) in excess of 50 parts per million; and (d) that any environmental condition exists on the Property that either (X) requires the owner of the Property to report such condition to any authority or agency of the State of Illinois or (Y) requires the owner of the Property to make a notation of such condition in any public records or conveyancing instrument upon the conveyance of the Property. Seller covenants during the period of this Agreement not to discharge or store any such materials on the Property.

        20. Assignment. Purchaser's rights and duties under this Agreement shall
            ----------
be freely transferable and assignable by Purchaser to an affiliate of Purchaser, and, subject to Seller's prior written consent, not to be unreasonably withheld, to any third party, either in full or in part, but in the event of any such transfer or assignment, Purchaser shall remain liable for the performance of all obligations, covenants, conditions, and agreements imposed upon Purchaser pursuant to the terms of this Agreement.

        21. Broker's Commission. Seller has by separate agreement agreed to pay
            -------------------
a real estate commission to Matlow -Kennedy Commercial Real Estate Services (the "Broker"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Broker so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker, The Kemper Company or any broker or agent claiming under Broker. The parties acknowledge that The Kemper Company has participated in this transaction and will be paid a portion of the commission due Broker. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

        22.  Notices.  Wherever any notice or other communication is required or
             -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

  PURCHASER:        c/o Wells Capital, Inc.
                    3885 Holcomb Bridge Road
                    Norcross, Georgia 30092
                    Attn: Mr. Leo F. Wells, III

  with a copy to:   O'Callaghan & Stumm
                    3867 Holcomb Bridge Road, Suite 800
                    Norcross, Georgia 30092
                    Attn: William L. O'Callaghan, Jr., Esq.

  SELLER:           Magellan Property Corporation
                    2198 E. Camelback Road, Suite 325
                    Phoenix, Arizona 85016
                    Telephone No.: (602) 381-0383
                    Facsimile No.: (602) 381-0502
                    Attention: David C. Dewar, President
                    With copies to Vicki L. Christensen

  with  a copy to:  Allen, Matkins, Lock, Gamble
                        and Mallory LLP
                    18400 Von Karman, 4th Floor
                    Irvine, California 92612-1597
                    Attn: Michael Joyce, Esq.

Any notice or other communication given as hereinabove provided shall be deemed effectively given or received on the date of delivery.

        23. Possession. Possession of the Property shall be granted by Seller to
            ----------
Purchaser on the date of Closing, subject only to the Leases and the Permitted Exceptions.

        24. Time Periods. If the time period by which any right, option, or
            ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day in Dallas, Texas.

        25. Survival of Provisions. All covenants, warranties, and agreements
            ----------------------
set forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement, for a period of 36 months following Closing.

        26. Severability. This Agreement is intended to be performed in
            ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

        27. Authorization. Purchaser represents to Seller that this Agreement
            -------------
has been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

        28. General Provisions. No failure of either party to exercise any power
            ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. Subject to the provisions of paragraph 20, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This

Agreement shall be construed and interpreted under the laws of the State of California. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

        29. Effective Date. The "Effective Date" of this Agreement shall be
            --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller. If the Effective Date does not occur on or before December 17, 1996, this Agreement shall be void and of no further force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                    "SELLER":


                    Magellan Bake Parkway Limited
                    Partnership, an Arizona
                    limited partnership
                    By:  Magellan Bake Parkway I, L.L.C., an
                         Arizona limited liability company,
                         its general partner

                    By:  Magellan Management Corporation,
                         an Arizona corporation, its manager

                         By:  /s/ David C. Dewar
                            --------------------------------
                            David C. Dewar
                            Secretary/Treasurer

                    "PURCHASER":

                    WELLS PARTNERS, L.P.
                    a Georgia limited partnership

                    By:  Wells Capital, Inc.
                    Its: General Partner

                         By:  /s/ Leo F. Wells, III
                             --------------------------------
                             Leo F. Wells, III
                             President